DIRECTOR AGREEMENT

This Director Agreement (the “Agreement”) is by and between Bakhu Holdings, Corp., a Nevada corporation (the “Company”), and [_________________] (the “Director”), and shall become effective as of the Effective Date as defined below.

RECITALS

A.Whereas, the Company desires to retain the services of the Director in the capacity as an independent member of the Company’s Board of Directors, within the meaning of the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and any exchange on which the Company’s shares are traded.

B.Whereas, the Company believes that the Director possesses the necessary qualifications and abilities to serve as an independent member of its Board of Directors and the Director is willing to accept such appointment and to serve the Company in accordance with the terms and conditions set forth in this Agreement.

C.Whereas, the “Effective Date” shall mean of the date of execution of this Agreement by the authorized officer of the Company after the date that the Board of Directors at a meeting duly conveyed or by unanimous written resolution, has appointed Director as a member of the Board of Directors of the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and obligations contained herein and intending to be bound hereby, the parties hereto agree as follows:

ARTICLE 1.

DIRECTORSHIP

1.1Appointment.  The Company appoints Director as a member of the Company’s Board of Directors (the “Board”) and Director accepts such appointment upon the terms and conditions as set forth herein.

1.2Service as Director; Duties.  The Director shall serve as a director on the Company and, in such capacity, shall provide those services required of a director as are customarily associated with and are incident to the position of director, performed in accordance the Company’s Articles of Incorporation, Bylaws, and any Committee Charters.  Without limiting the generality of the foregoing, the Director shall (a) render services as a member of the Board, (b) serve on such other Committees of the Company as the Board shall designate and Director shall agree to (each a “Committee”), (c) attend meetings of the Board and each Committee of which Director is a member, and (d) use reasonable efforts to promote the business of the Company.  Director shall attend and participate in such number of meetings of the Board and of the committees of which Director is a member as regularly or specially called in accordance with the terms of the Company’s By-laws and/or the Committee Charters.  Director may attend and participate at each such meeting, via teleconference, video conference or in person. Director shall consult with the other members of the Board and committees regularly and as reasonably necessary via telephone, electronic mail or other reasonable forms of correspondence.

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1.3Term and Termination.  The term of this Agreement shall commence as of the Effective Date or the date of the Director’s appointment by the Board, whichever is later, and shall continue until terminated by:

(a)the Director’s successor being appointed or elected and qualified;

(b)the Director’s failure to win election or re-election to the Board;

(c)the death of the Director;

(d)the termination of the Director from his membership on the Board by the mutual agreement of the Company and the Director;

(e)the removal of the Director from the Board by the majority stockholders of the Company

(f)the resignation by the Director from the Board upon written notice to the Company;

(g)other removal in the manner set forth in the Company’s Articles of Incorporation or Bylaws, as applicable; or

(h)Upon the Disability of Director for a continuous period of 180 days, the Company may terminate the Director.   “Disability” as used herein, shall mean the physical or mental incapacity of a Director which the Company determines prevents him from performing any substantial part of his then applicable duties for the Company with or without reasonable accommodation (other than accommodation which would impose undue hardship on the Company).

1.4Background Check.  By executing this Agreement, the Director hereby consents to and agrees to execute any documents or to take any other actions reasonably necessary or desirable to facilitate the Company’s performance of a full background check.

1.5Status.  Director hereby acknowledges and agrees that he shall not be considered an employee of the Company for any purpose.  The Director acknowledges that he will not be eligible to participate in any retirement, welfare, or other benefit plan maintained by the Company for its employees.  The Director agrees that he will not make any claim for such benefits.

1.6Other Restrictions.  Nothing in this Agreement shall be construed to limit the Director’s freedom to engage in other businesses.

1.7Maintenance of Directorship.  Neither Company nor any other person, shall be required to cause the continuation, election, or re-appointment of the Director as a member of the Board.

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ARTICLE 2.

COMPENSATION AND EXPENSES

2.1Equity Compensation.

(a)The Director shall receive, upon execution of this Agreement, a non-qualified stock option grant (the “Stock Option”), in the form attached hereto as Exhibit A, to purchase three hundred thousand (300,000) shares of the Company’s common stock at an exercise price of $______________.  The Option shall be exercisable for seven (7) years. The Option shall vest and be exercisable with regard to 60,000 shares immediately with the balance of 240,000 options vesting at the rate of 1/12 (i.e., 20,000 shares) per month commencing on the Effective Date, so that all options shall be fully vested and exercisable on the first anniversary of the Grant Date.  All options shall be subject to the applicable Plan terms and conditions at the time of grant.

(b)Unless the Director’s term is otherwise terminated as set forth in Section 1.3, the Director shall receive annually, an additional non-qualified stock option to purchase one hundred twenty thousand (120,000) shares of the Company’s common stock at an exercise price of one hundred percent (100%) of the closing price of the Company’s common stock as reported by trading market where the Company’s common stock is traded, on the anniversary date of the Director’s appointment to the Board. Such Option shall be exercisable for seven (7) years. The Option shall vest and be exercisable at the rate of 1/12 (i.e. 10,000 shares) per month commencing on the Effective Date, so that all options shall be fully vested and exercisable after one year.

(c)The annual grants of option set forth in Section 2.1(b) shall continue in effect until such time as the Director is no longer on the Board, or until revised by the Board or the Compensation Committee of the Company, as they may determine. All options shall be subject to the applicable Plan terms and conditions at the time of grant.

2.2Cash Compensation.  Directors do not currently receive any cash compensation. The Director shall be entitled to such cash compensation at such times and levels consistent with any cash compensation paid to all other non-executive officers of the Company, from time to time, as determined by the Board, with the compensation committee of the Company.

2.3Expenses.  The Company will reimburse Director for all documented, reasonable, out-of-pocket expenses incurred in connection with the performance of Director’s duties under this Agreement. Any and all expenses, if any, must be pre-approved in writing in advance.

2.4Future Compensation and Benefits. The Board, with the compensation committee of the Company, if any, reserves the right to determine the compensation for services provided under this Agreement. The Board may from time to time authorize additional compensation and benefits for Directors.

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ARTICLE 3

DIRECTOR COVENANTS

3.1Duty to Company.  The Director represents and warrants that the Director will devote his best efforts to the needs of the Company, and shall not allow his other business activities to materially interfere with his duties to the Company.

3.2No Conflict Of Interest.  The Director represents and warrants that the Director will not advise or sit on the board of any other public or private company or participate on any matter or in any meeting that creates a conflict of interest for Director.   Apart from Director’s existing obligations and employment, Director agrees that until the expiration of this Agreement, Director will not engage in any other services that would create an actual or apparent conflict of interest between those services and the Company’s interests.   The Director represents to the Company that his execution and performance of this Agreement shall not be in violation of any agreement or obligation (whether or not written) that he may have with or to any person or entity, including without limitation, any prior or current employer. The Director hereby acknowledges and agrees that this Agreement (and any other agreement or obligation referred to herein) shall be an obligation solely of the Company, and the Director shall have no recourse whatsoever against any stockholder of the Company or any of their respective affiliates with regard to this Agreement.

3.3Business Opportunities.  Director may learn of business opportunities that are or may become available to the Company.  Director represents and warrants that the Director will not, without the consent of a majority of the Company’s directors, on his own behalf or on behalf of any other party, participate in, engage in, or usurp business opportunities of which he becomes aware as a result of or in conjunction with his interactions with the Company or its officers, directors or employees.  If Director, or a party with which he is affiliated, has a plan to participate in or engage in a business opportunity that is under consideration by the Company, Director agrees to disclose to the Company promptly the existence of the conflict or potential conflict of interest.

3.4Confidentiality. The Director acknowledges that he will obtain valuable, confidential or proprietary information concerning the Company as a result of being a Director and that the disclosure of such information could cause the Company irreparable injury.  To protect the Company from such injury, the Director agrees to execute the Confidentiality and Nondisclosure Agreement (the “Confidentiality Agreement”), in the form attached hereto as Exhibit B, which shall be expressly incorporated by reference into this Agreement; provided however that the Confidentiality Agreement shall survive termination of this Agreement.

3.5Non-Solicitation.  During the Directorship Term and for a period of two (2) years thereafter, the Director shall not interfere with the Company’s relationship with, or endeavor to entice away from the Company, any person who, on the date of the termination of the Directorship Term and/or at any time during the one year period prior to the termination of the Directorship Term, was an employee or customer of the Company or otherwise had a material business relationship with the Company.

3.6Other Representations.  Director agrees to file all necessary forms with the SEC and/or as required by the market upon which the Company’s stock is then traded, as required by directors of public reporting companies, (ii) Director agrees to comply with, and be bound by, the provisions of the Company’s Code of Ethics, if any, and (iii) Director represents and warrants that he has no events requiring disclosure under SEC Regulation S-K Item 401(f).

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3.7Further Assurances.  Director agrees to provide and deliver to the Company and execute for the benefit of the Company, such further information instruments, questionnaires and certifications as the Company may reasonably request in order to satisfy the Company’s filing and disclosure requirements with the SEC, and the market upon which the Company’s stock is traded, or as required under any application for listing on any such market.

ARTICLE 4.

INDEMNIFICATION AND INSURANCE

4.1Indemnity of Director. The Company shall, in accordance with its Articles of Incorporation and Bylaws, as amended, and pursuant to the Indemnification Agreement (the “Indemnification Agreement”) attached hereto as Exhibit C, hold harmless, defend and indemnify Director to the fullest extent permitted by applicable law, as such may be amended from time to time.

4.2Insurance. The Company does not currently carry directors’ and officers’ insurance (D & O Insurance”). At such time as the Company procures D & O Insurance, the Company shall provide the Director with a summary of the limits and terms of such D & O Insurance.

ARTICLE 5.

MISCELLANEOUS

5.1Binding Agreement. This Agreement shall be binding on and inure to the benefit of the Parties hereto and their respective heirs, legal representatives, successors, executors and administrators.

5.2Disclosure of Payments.  Except as expressly required by any law, neither party shall publicly disclose any payments under this Agreement unless prior approval of the other party is obtained.

5.3Amendments; Entire Agreement. This Agreement may not be modified, amended, altered or supplemented, except upon written agreement executed by the Company and the Director. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions.

5.4Further Assurances.  Each of the Parties to this Agreement agrees to perform such further acts and to execute and deliver any and all further documents that may reasonably be necessary or desirable to effectuate the purpose of this Agreement.

5.5Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof.  Without limiting the generality of the foregoing, this Agreement is intended to confer upon Director indemnification rights to the fullest extent permitted by applicable laws.  In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

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5.6Notices All notices and other communications required or permitted under this Agreement shall be in writing delivered to the Parties at the mailing address, or regularly monitored electronic email address of the respective Party set forth below. Such notice or communication shall be deemed to have been given: (a) when delivered by hand; (b) when received by the addressee if sent by a nationally recognized overnight courier (with confirmation of delivery); or (c) if sent by e-mail of a PDF document, when the recipient, by an email sent to the email address for the sender stated in this section or by a notice delivered by another method in accordance with this section, acknowledges having received that email. Any party may change its notice address or email address by written notice to the other parties, given in accordance with this section.

If to the Corporation, addressed to:

Bakhu Holdings Corp.

Attn: Evripides (Roy) Drakos, CEO

One World Trade Center, Suite 130

Long Beach, CA 90831

Email: roydrako@gmail.com

If to the Director, addressed to:

[__________________]

[__________________]

[__________________]

Email: [____________]

5.7Governing Law.  All issues and questions concerning the construction, validity, interpretation, and enforceability of this Agreement shall be governed by, and construed in accordance with, the Nevada Laws, without giving effect to any choice of law or conflict of law rules or provisions.

5.8Jurisdiction.  Any action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or thereby shall be brought in and determined exclusively by the state courts in Los Angeles County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Central District of California), and each of the parties hereby consents to the jurisdiction of such courts in any such action.  In no event shall either party have any right to recover from the other party any consequential damages as to any matter under, relating to, or arising out of this Agreement or the transactions contemplated hereby.

5.9Waiver of Jury Trial.  To the extent permitted by applicable law, each party hereto hereby voluntarily and irrevocably waives trial by jury in any Proceeding brought in connection with this Agreement, any of the related agreements and documents, or any of the transactions described herein or therein. For purposes of this Agreement, “Proceeding” includes any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, or any other actual, threatened, or completed proceeding, whether brought by or in the right of any party or otherwise and whether civil, criminal, administrative, or investigative, in which a party was, is, or will be involved as a party or otherwise.

5.10Attorneys’ Fees.  If any action at law or in equity is brought to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover, at trial and on appeal, reasonable attorneys’ fees, costs and disbursements in addition to any other relief that may be granted.

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5.11Independent Advice of Counsel.  The Parties hereto, and each of them, represent and declare that in executing this Agreement they relied solely upon their own judgment, belief, knowledge and the advice and recommendations of their own independently selected counsel, concerning the nature, extent, and duration of their rights and claims, and that they have not been influenced to any extent whatsoever in executing the Agreement by any representations or statements covering any matters made by any other party or that party’s representatives hereto.

5.12Manner of Execution; Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, portable document format (.pdf), DocuSign, or other electronic transmission shall be equally as effective as delivery of a manually executed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective on and as of the Effective Date.

THE CORPORATION

BAKHU HOLDINGS, CORP.

Dated: _______________
By: Evripides (Roy) Drakos
Its: President and CEO

DIRECTOR

Dated: _______________
[Insert Name]

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